Exhibit 99.1

For Immediate Release

Contact:	Paul Lacy
Kronos Incorporated
(978) 947-4944
placy@Kronos.com

Kronos® Announces Agreement to Acquire Unicru

Combination of Workforce Management and Talent Management Solutions Provides Foundation for

Broader HCM Offering and Global Growth

CHELMSFORD, Mass., July 13, 2006 — Kronos® Incorporated (Nasdaq: KRON), a leading provider of software and services that empower organizations worldwide to effectively manage their workforce, and Unicru, Inc., a leading provider of talent management solutions, today announced a definitive agreement for Kronos to acquire privately held Unicru. Under the terms of the agreement, Kronos will pay approximately $150 million in cash for Unicru. Acquiring Unicru marks a significant milestone in the execution of Kronos’ strategy to broaden its offerings in human capital management. Kronos believes that the combination of Unicru’s expertise in selecting and hiring the highest quality people with Kronos’ expertise in deploying and managing the workforce will enable customers, for the first time, to integrate employee selection strategy with actual labor performance and tie labor planning to sourcing and hiring. The acquisition is expected to close in the fourth quarter of Kronos’ Fiscal 2006, subject to customary closing conditions and regulatory approvals. The deal will be financed with a combination of existing cash and debt.

“Kronos views this strategic acquisition as fundamentally changing the landscape of workforce management, bringing together tremendous expertise — people, products and technology — which we believe will further bolster our leadership in the broader human capital management market,” said Aron Ain, Kronos CEO. “Importantly, this acquisition moves us significantly closer to our goal of becoming the first $1 billion software company focused exclusively on meeting the human capital management needs of both large enterprises and small- and medium-size organizations on a worldwide basis.”

Unicru is a leading provider of on-demand talent management solutions focused on improving workforce quality and productivity within the nation’s leading employers. Unicru’s solutions are designed to integrate hiring management, selection science, and workforce analytics in a continuous improvement model. Deep industry expertise, extensive client experience, and knowledge gleaned from processing over 50 million job applications combine for a solution that integrates hiring automation, employee selection programs, and performance analytics to drive measurable business results. A successful software-as-a-service (SaaS) provider, Unicru has delivered double-digit revenue growth for seven years running, and is expected to contribute total revenue of approximately $50 million in Fiscal 2007. Kronos expects this transaction to be accretive on a GAAP basis in Fiscal 2008. Excluding charges for the amortization of intangible assets, the transaction is expected to be accretive in Fiscal 2007.

Unicru is currently deployed in more than 29,000 hiring locations nationwide for over 140 leading companies and brands, including SuperValu, Kroger, Toys “R” Us, Best Buy, CVS, Borders, Lowe’s, Marriott, Uno’s Restaurants, Caribou Coffee, and Marquis Healthcare. Founded in 1987, Unicru is headquartered just outside of Portland, Oregon.

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“We believe that our acquisition of Unicru is potentially a game-changing development for Kronos and the market,” said Paul Lacy, President of Kronos. “First, it continues to set Kronos apart from the competition as we expand our solutions to address our customers’ needs, as well as appeal to a broader spectrum of customers worldwide. Secondly, it will provide our customers with new capabilities with the potential for them to drive customer service to a new level and create unique competitive advantage.”

According to Rob Garf of AMR Research, “Kronos has taken a significant step toward a holistic HCM approach — helping companies acquire, manage, and measure employees in a single application and workflow. Its demand-driven workforce management message is strides ahead now with Unicru, as it has the tools to respond to demand for new workers.”

“Kronos’ innovation and leadership in Workforce Management is broadly recognized. They are experts,” said Chris Marsh, President and CEO of Unicru. “This acquisition will make for a powerhouse combination. We share Kronos’ vision for empowering organizations to better manage their workforce so that they can make better decisions and improve performance. The Unicru Total Workforce Acquisition solution is a perfect complement to Kronos’ Workforce Central suite, as it is designed to allow organizations to put the right person, in the right place, at the right time, reducing employee turnover while enhancing customer satisfaction. The natural synergies between the two companies will make for a compelling value proposition to our combined customers and prospects. Acquiring Unicru greatly broadens the playing field for Kronos and offers the customers of both organizations the benefits of a combined workforce acquisition and workforce management solution to optimize workforce performance. We believe this will be a perfect match and a huge win for our combined customers.”

Upon completion of the acquisition, Unicru will operate as Kronos’ Talent Management Division, headquartered in Beaverton, Oregon. Chris Marsh will join Kronos as Division President to lead the Talent Management Division.

With regard to this transaction, Needham & Company, LLC and Tremont Associates are acting as advisors to Kronos; Montgomery & Co., LLC is acting as an advisor to Unicru.

Conference Call and Webcast Information

Kronos will host a conference call and webcast today at 9:30 a.m. Eastern to discuss the pending acquisition of Unicru. To participate in the call, dial (719) 457-2638. In addition, the teleconference will be recorded and available for replay for two days following the call. To access the replay, dial (719) 457-0820 and enter passcode 5467493. The conference call will also be webcast live at http://www.kronos.com/invest and will be available for replay purposes until Friday, July 21, 2006 at 5:00 p.m. Eastern.

About Kronos Incorporated

Kronos Incorporated empowers organizations around the world to effectively manage their workforce. At Kronos, we are experts who are solely focused on delivering software and services that enable organizations to reduce costs, increase productivity, improve employee satisfaction, and ultimately enhance the level of service they provide. Kronos serves customers in more than 50 countries through its network of offices, subsidiaries, and distributors. Widely recognized as a market and thought leader in managing the workforce, Kronos has unrivaled reach with more than 30 million people using a Kronos solution every day. Learn more about Kronos at www.kronos.com.

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About Unicru, Inc.

Unicru is the leading provider of talent management solutions focused on improving workforce quality and productivity within the nation’s leading employers. Deep industry expertise, extensive client experience and knowledge gleaned from processing over 50 million job applications combine for a proven solution that integrates hiring automation, employee selection programs and performance measurement to drive measurable business results. Unicru is currently deployed in more than 29,000 hiring locations nationwide for over 140 leading companies and brands. For more information, visit www.unicru.com.

Safe Harbor Statement

This press release contains statements about the business prospects and estimates of Kronos’ financial results for future periods that are forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth and profitability, Kronos’ ability to realize the anticipated benefits of the pending Unicru acquisition, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline and backlog, market acceptance of our new products and enhancements, including those formerly offered by Unicru and AD OPT Technologies, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. These statements are based on management’s expectations of future events as of the date of this press release, and Kronos assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company’s Annual Report on Form 10-K filed with the SEC on December 9, 2005 and its quarterly report on Form 10-Q filed with the SEC on May 11, 2006. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

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© 2006 Kronos Incorporated. Kronos, Workforce Central, and the Kronos logo are registered trademarks of Kronos Incorporated or a related company. All other product and company names mentioned are used for identification purposes only and may be trademarks of their respective owners.